FNB CORPORATION
         Solicited on Behalf of the Board of Directors

     JAMES L. HUTTON, NELSON J. WIMMER, and ________________________________
or any of them (the "Proxy Holders"), with power of substitution to each, are hereby authorized to represent the undersigned and vote all shares of FNB Corporation (the "Corporation") standing in the name of the undersigned at the Annual Meeting of Shareholders of the Corporation to be held at Custom Catering, Inc., 902 Patrick Henry Dr., Blacksburg, Virginia, on Tuesday,
May 12, 1997, at 2:00 p.m., or any adjournment thereof, on each of the following matters. With respect to any adjournment recommended by management for the purpose of soliciting additional votes on a matter, only proxies indicating a vote in favor of that matter will be considered a vote in favor of such adjournment.

1.    To vote FOR______________, AGAINST______________, or ABSTAIN___________
      from increasing the number of authorized shares of the Corporation's common stock, par value $5.00, from 5,000,000 to 10,000,000.

2. This proxy will be voted for the election of the nominees to the Board of Directors of the Corporation listed below, unless the word "no" is inserted at the end of this sentence._________________.
      You may withhold authority to vote for any nominee by lining through or otherwise striking out his or her name below.

                              Class II Directors
                               Kendall O. Clay
                             Julian D. Hardy, Jr.

3.    To vote FOR__________, AGAINST__________, or ABSTAIN__________ from voting on the appointment of McLeod & Company, independent certified public accountants, as auditors for the year 1998.

4. The transaction of any other business which may properly come before the Meeting. Management at present knows of no other business to be presented at the Meeting.

      This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the increase in the number of authorized shares of the Corporation in Item 1, FOR the election of the directors identified in Item 2, FOR the appointment of accountants in
      Item 3, and as the Proxy Holders see fit in any matters that may come up in Item 4.

     When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign.

                                        Date:________________________________

___________________________________          ________________________________
Signature             Title, if any          Signature, if held jointly


               PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN